                                                                     Exhibit 5.2

                      DAVIES WARD PHILLIPS & VINEBERG LLP

           44TH FLOOR, 1 FIRST CANADIAN PLACE. TORONTO CANADA M5X 1B1
                   TELEPHONE : 416.863.0900 FAX : 416.863.0871

                                                                   APRIL 8, 2004

TO:  Securities and Exchange Commission

                                     CONSENT

         We hereby consent to the reference to our name under the headings "Description of the Notes -- Enforceability of Judgments" and "Legal Matters" in the prospectus contained in the registration statement on Form F-10 being filed on April 8, 2004 by Russel Metals Inc.


                                       Yours truly,



                                       DAVIES WARD PHILLIPS & VINEBERG LLP



                TORONTO o MONTREAL o NEW YORK o BEIJING o PARIS